UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 3, 2007

HOSPITALITY PROPERTIES TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-11527	04-3262075
(Commission File Number)	(IRS Employer Identification No.)

400 Centre Street, Newton, Massachusetts	02458
(Address of Principal Executive Offices)	(Zip Code)

617-964-8389
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction Note

Hospitality Properties Trust (the “Company”), filed a Current Report on Form 8-K dated January 29, 2007 (the “January 29 Current Report”) reporting, among other things, in Item 2.01 of the January 29 Current Report the completion of the Company’s acquisition of TravelCenters of America, Inc. (“TravelCenters”) pursuant to the Agreement and Plan of Merger dated as of September 15, 2006, as amended, among TravelCenters, the Company and other parties.  Upon completion of the acquisition, the Company restructured the business of TravelCenters and distributed all of the common shares of its former subsidiary, TravelCenters of America LLC (“TA”) to the Company’s shareholders in a spin off transaction.  The acquisition of TravelCenters, the restructuring of the TravelCenters business and the spin off transaction (collectively, the “TA Transaction”) are more fully described in the January 29 Current Report and in the Company’s Current Report on Form 8-K dated December 12, 2006, as amended, referred to therein (the “December 12 Current Report”).  Financial statements and pro forma financial information required by Items 9(a) and (b) of Form 8-K in connection with the matters reported in Item 2.01 of the January 29 Form 8-K were reported by the Company in Item 9.01 of the December 12 Current Report.

In Item 9.01 of this Current Report, the Company is providing additional financial statements and pro forma financial information relating to the TA Transaction.

Item 9.01. Financial Statements and Exhibits.

                (a)  Financial Statements of Businesses Acquired.

                The Company hereby incorporates by reference the audited financial statements of TravelCenters appearing at pages F-13 through F-45 and at page S-1 of TA’s Annual Report on Form 10-K for its fiscal year ended December 31, 2006 filed with the Securities and Exchange Commission, consisting of:

(i)	Report of Independent Registered Public Accounting Firm
(ii)	Consolidated Balance Sheet at December 31, 2006 and 2005
(iii)	Consolidated Statement of Operations and Comprehensive Income (Loss) for the Years ended December 31, 2006, 2005 and 2004;
(iv)	Consolidated Statement of Cash Flows for the Years ended December 31, 2006, 2005 and 2004
(v)	Consolidated Statement of Nonredeemable Stockholders’ Equity for the Years Ended December 31, 2006, 2005 and 2004;
(vi)	Notes to Consolidated Financial Statements; and
(vii)	Schedule II—Valuation and Qualifying Accounts for the Years ended December 31, 2006, 2005 and 2004.

                (b)  Pro Forma Financial Information.

The Company hereby provides the following pro forma financial information:

INDEX TO FINANCIAL STATEMENTS AND SCHEDULES

Hospitality Properties Trust Unaudited Pro Forma Consolidated Financial Statements	Page
Introduction to Unaudited Pro Forma Consolidated Financial Statements	F-1
Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2006	F-3
Unaudited Pro Forma Consolidated Statement of Income for the year ended December 31, 2006	F-4
Notes to Unaudited Pro Forma Consolidated Financial Statements	F-5

(d) Exhibits.

The Company hereby files the following exhibits:

23.1 Consent of PricewaterhouseCoopers LLP

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOSPITALITY PROPERTIES TRUST

	By:	/s/ Mark L. Kleifges
Mark L. Kleifges
Treasurer and Chief Financial Officer

Dated: April 3, 2007

3

Hospitality Properties Trust

Introduction to Unaudited Pro Forma Consolidated Financial Statements

On September 15, 2006, Hospitality Properties Trust (hereinafter referred to as “HPT”, “we”, “our” or “us”), agreed to acquire TravelCenters of America, Inc., or TravelCenters.  As more fully described in our Current Report on Form 8-K filed with the Securities and Exchange Commission, or SEC, on December 12, 2006, or the TravelCenters Current Report.  On January 31, 2007, we completed our acquisition of TravelCenters, pursuant to the Agreement and Plan of Merger dated as of September 15, 2006, as amended, among TravelCenters, us, one of our subsidiaries and Oak Hill Capital Partners, L.P., solely in its capacity as the representative for the stockholders of TravelCenters.  Upon completion of the acquisition, we restructured the business of TravelCenters and distributed all of the common shares of our former subsidiary, TravelCenters of America LLC, or TA, to our shareholders in a spin off transaction.  The acquisition of TravelCenters, the restructuring of the TravelCenters business and the spin off transaction are collectively referred to herein as the TA Transaction.

As a part of the restructuring of TravelCenters which occurred in connection with the TA Transaction, on January 31, 2007:

•                  TravelCenters became a subsidiary of our subsidiary, TA;

•                  certain real property interests of 146 travel centers that were operated by TravelCenters and all trademarks, tradenames and certain other assets used in connection with the travel center business were transferred to subsidiaries of ours that were not owned by TA;

•                  TA became the owner of all of the working capital of TravelCenters, including current assets (primarily consisting of cash, receivables and inventory) net of current liabilities (primarily consisting of trade payables and accrued liabilities);

•                  we contributed cash to TA so that the sum of its current assets, net of current liabilities, was $200 million;

•                  TA became the owner of one travel center in Ontario, Canada, the operator of two travel centers leased from owners other than us, the manager of one travel center for an owner other than us, the franchisor of 13 travel centers owned and operated by third parties and the owner of certain other assets historically owned and used by TravelCenters;

•                  we entered into a lease of the 146 travel centers we acquired and certain related assets to TA pursuant to the lease described below; and

•                  TA commenced operating the travel center business formerly conducted by TravelCenters.

After giving effect to this restructuring, on January 31, 2007, we distributed all of the shares of TA to our common shareholders of record on January 26, 2007.  Shareholders were entitled to receive one TA common share for every ten of our common shares owned on the record date, and fractional shares were issued as necessary.  TA’s common shares are listed on the American Stock Exchange under the symbol “TA”.

The unaudited pro forma consolidated balance sheet as of December 31, 2006, presents our financial position as if the acquisition of TravelCenters, the restructuring of that business and the spin off of TA, and the long term financing as described in the notes thereto, had been completed as of December 31, 2006.

The unaudited pro forma consolidated statement of income for the year ended December 31, 2006, presents our results of operations as if (i) the January 2007 common share overallotment exercise; (ii) the February 2007 common share offering and overallotment exercise; (iii) the February 2007 preferred share offering and overallotment exercise; (iv) the March 2007 convertible note offering and overallotment exercise; (v) the March

2007 senior notes offering, all as more fully described in the notes appearing below, and (vi) the acquisition of TravelCenters, the restructuring of the TravelCenters business and the spin off of TA all had been completed as of January 1, 2006.

These unaudited pro forma consolidated financial statements are based in part upon our historical financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2006, filed with the SEC and the historical financial statements of TravelCenters contained in TA’s Annual Report on Form 10-K for the year ended December 31, 2006, filed with the SEC and incorporated herein and should be read in conjunction with those financial statements and the notes thereto.

The allocation of the purchase price of TravelCenters’ assets and liabilities and the assets and liabilities distributed in the spin off of TA, as reflected in these unaudited pro forma consolidated financial statements have, with the assistance of independent valuation specialists, been based upon preliminary estimates of fair value of assets and liabilities assumed and based on the net tangible and intangible assets of TravelCenters as of December 31, 2006.  A final determination of the fair value of TravelCenters’ assets and liabilities and the assets and liabilities distributed in the spin off of TA will be based on the actual net tangible and intangible assets on the January 31, 2007 acquisition date.  Consequently, amounts to be allocated to assets and liabilities acquired and assets and liabilities distributed in the TA spin off in our final purchase price allocation will differ from amounts reflected in these pro forma consolidated financial statements.

The unaudited pro forma financial statements assume the acquisition of TravelCenters was financed initially with the long term financing described in the notes thereto, whereas approximately $1.4 billion of the purchase price was initially funded with borrowings under an unsecured credit facility we obtained from a group of institutional lenders, or the Acquisition Facility. We subsequently repaid the Acquisition Facility through the issuance of equity and debt securities.

These unaudited pro forma consolidated financial statements are provided for informational purposes only. In the opinion of management, all adjustments necessary to reflect the effects of the transactions described above have been included in the pro forma consolidated financial statements.  The unaudited pro forma financial statements are not necessarily indicative of what our actual financial position or results of operations would have been as of the date or for the periods indicated, nor does it represent our financial position or results of operations for any future date or period.

Hospitality Properties Trust
Unaudited Pro Forma Consolidated Balance Sheet
As of December 31, 2006
(dollars in thousands)

	Hospitality Properties Trust Historical	TravelCenters of America, Inc. Historical	Merger Adjustments		Restructuring and Spin Off Adjustments		Pro Forma
	A	B	C

ASSETS
Real estate properties, at cost:
Land	$584,199	$82,523	$514,750	D	$(11,171)	P	$1,170,301
Buildings, improvements and equipment	3,457,818	1,050,190	(2,101)	D	(101,298)	P	4,404,609

	4,042,017	1,132,713	512,649		(112,469)		5,574,910
Accumulated depreciation	(707,838)	(479,045)	479,045	E	—		(707,838)

	3,334,179	653,668	991,694		(112,469)		4,867,072
Cash and cash equivalents	553,256	55,297	(384,305)	F	(195,625)	P	28,623
Restricted cash (FF&E reserve escrow)	27,363	—	—		—		27,363
Intangible assets	—	51,588	144,068	G	(29,344)	P	166,312
Other assets, net	42,665	235,039	(26,994)	H	(208,045)	P	56,715
			14,050	I

	$3,957,463	$995,592	$738,513		$(545,483)		$5,146,085

LIABILITIES AND SHAREHOLDERS’ EQUITY
Revolving bank credit facility	$—	$—	$—		$—		$—
Senior notes, net of discounts	1,196,130	—	298,866	J	—		1,494,996
Convertible notes	—	—	575,000	K	—		575,000
Mortgage payable	3,700	675,753	(675,753)	L	—		3,700
Security deposits	185,366	—	—		—		185,366
Accounts payable and other liabilities	119,536	230,562	(20,874)	H	(209,688)	P	119,536
Due to affiliate	3,277	—	—		—		3,277
Dividends payable	1,914	—	—		—		1,914

Total liabilities	1,509,923	906,315	177,239		(209,688)		2,383,789

Commitments and contingencies
Shareholders’ equity:
Preferred shares of beneficial interest	83,306	—	307,199	M	—		390,505
Common shares of beneficial interest	863	—	71	N	—		934
Additional paid-in capital	2,703,687	239,354	343,281 (239,354)	N O	—		3,046,968
Cumulative net income	1,380,111	(150,077)	150,077	O	—		1,380,111
Cumulative preferred distributions	(66,992)	—	—		—		(66,992)
Cumulative common distributions	(1,653,435)	—	—		(335,795)	P	(1,989,230)

Total shareholders’ equity	2,447,540	89,277	561,274		(335,795)		2,762,296

	$3,957,463	$995,592	$738,513		$(545,483)		$5,146,085

Hospitality Properties Trust
Unaudited Pro Forma Consolidated Statement of Income

For the year ended December 31, 2006
(in thousands, except per share data)

		Travel Centers of America, Inc. Acquisition Adjustments
	Hospitality Properties Trust Historical	Travel Centers of America, Inc. Historical	Merger, Restructuring and Spin Off		Pro Forma
	A	B
Revenues:
Hotel operating revenues	$879,324	$—	$—		$879,324
Rental income	137,118	—	170,719	Q	307,837
FF&E reserve income	20,299	—	—		20,299
TA operating revenues	—	4,783,514	(4,783,514)	R	—
Interest income	2,674	—	—		2,674

Total revenues	1,039,415	4,783,514	(4,612,795)		1,210,134

Expenses:
Hotel operating expenses	618,334	—	—		618,334
TA operating expenses	—	4,539,312	(4,539,312)	R	—
Interest	81,451	46,232	(6,579)	S	121,104
Depreciation and amortization	144,404	71,856	(18,228)	T	198,032
General and administrative	26,187	61,347	(52,851)	U	34,683
Other, net	—	15,457	(15,457)	R	—

Total expenses	870,376	4,734,204	(4,632,427)		972,153

Income before income taxes	169,039	49,310	19,632		237,981
Income taxes	—	(18,277)	18,277	R	—

Net income	169,039	31,033	37,909		237,981
Preferred distributions	(7,656)	—	(22,225)	V	(29,881)

Net income available for common shareholders	$161,383	$31,033	$15,684		$208,100

Common shares outstanding	73,279		7,550	N	80,829

Basic and diluted earnings per common share:
Net income available for common shareholders	$2.20				$2.57

Hospitality Properties Trust
Notes to Unaudited Pro Forma Consolidated Financial Statements

(dollars in thousands)

A.           Represents the historical financial statements of Hospitality Properties Trust, or HPT.

B.             Represents the historical financial statements of TravelCenters of America, Inc., or TravelCenters.

C.             The calculation of the acquisition purchase price is as follows:

Cash consideration	$1,208,919	(1)
Assumed indebtedness to be extinguished at closing	675,753
Estimated fees and other expenses	10,000

	$1,894,672

(1)          Cash consideration per the merger agreement is equal to $1,925,000 less assumed indebtedness on the merger date and adjusted for working capital, as defined, in excess of or less than $100,000 on the merger date.

Allocation of purchase price to the fair value of assets acquired and liabilities assumed:

Net assets and liabilities retained by TA in the restructuring and spin off	$195,467
Assets and liabilities transferred to HPT in the restructuring:
Real estate	1,532,893
Trademarks and tradenames	142,600
Other	23,712

$1,894,672

D.            Represents adjustments to record TravelCenters’ real estate at its estimated fair market value.

E.              Represents the elimination of TravelCenters’ historical accumulated depreciation.

F.              Represents the use of a portion of HPT’s existing cash balances to partially fund the acquisition of TravelCenters and to pay estimated fees and expenses of the acquisition and related financing transactions.

G.             Represents elimination of TravelCenters’ historical goodwill and other intangible assets and the recognition of identifiable intangible assets and goodwill in connection with the acquisition.

Elimination of historical goodwill and other intangible assets	$(51,588)
Recognition of intangible assets and goodwill:
Trademarks and tradenames	142,600
Other identifiable intangible assets	44,212
Goodwill	8,844

$144,068

Hospitality Properties Trust
Notes to Unaudited Pro Forma Consolidated Financial Statements
(dollars in thousands)

H.            Represents adjustments to record certain TravelCenters assets acquired and liabilities assumed at their estimated fair market values:

	TravelCenters’ historical carrying amount	Estimate of fair market value	Adjustment	Note
	Column I	Column II	Column II less Column I
Other assets:
Accounts receivable	$91,850	$91,850	$—	(1)
Inventories	90,350	94,760	4,410	(2)
Deferred income taxes	14,806	—	(14,806)	(3)
Other assets	22,571	21,435	(1,136)	(4)
Deferred financing costs, net	15,462	—	(15,462)	(5)

	$235,039	$208,045	$(26,994)

Other liabilities:
Accounts payable	$121,198	$121,198	$—	(1)
Other liabilities	93,872	88,490	(5,382)	(5)
Deferred income taxes	15,492	—	(15,492)	(3)

	$230,562	$209,688	$(20,874)

(1)          TravelCenters’ historical carrying value is equal to estimated fair market value.

(2)          Represents adjustment to record acquired profit in TravelCenters’ inventories.

(3)          Represents the elimination of TravelCenters’ historical carrying amount of deferred income tax assets and liabilities because HPT is a real estate investment trust and generally not subject to income taxes.

(4)          Represents the elimination of certain TravelCenters notes receivable repaid in connection with the closing of the acquisition.

(5)          Represents the elimination of TravelCenters’ accrued interest and certain other accrued liabilities paid in connection with the closing of the acquisition and the elimination of TravelCenters’ unamortized deferred financing costs. In connection with HPT’s acquisition all of TravelCenters’ debt was extinguished.

I.                 Represents deferred financing costs incurred in connection with HPT’s debt financing transactions described in Notes J and K.

J.                On March 12, 2007, HPT issued $300,000 of 5.625% senior notes due 2017.  Net proceeds from this offering of $296,616 after discounts and offering expenses were used to reduce borrowings under the Acquisition Facility.

K.            On March 7, 2007 and March 14, 2007, HPT issued $500,000 and $75,000, respectively, of 3.8% convertible senior notes due 2027.  Net proceeds from these offerings of $563,200 after offering expenses were used to reduce borrowings under the Acquisition Facility and for other general business purposes.

L.              Represents the elimination of TravelCenters’ debt that was extinguished in connection with HPT’s acquisition.

M.         On February 21, 2007 and February 28, 2007, HPT issued $300,000 and $17,500, respectively, of 7% Series C cumulative redeemable preferred shares.  Net proceeds from these offerings of $307,199 after offering expenses were used to reduce borrowings under the Acquisition Facility.

Hospitality Properties Trust
Notes to Unaudited Pro Forma Consolidated Financial Statements
(dollars in thousands)

N.            On January 5, 2007, February 16, 2007 and February 23, 2007, HPT issued 1,800,000, 5,000,000 and 750,000 common shares, respectively, at a price of $47.51, $47.67 and $47.67 per share, respectively.  Net proceeds from these offerings of $343,352 after discounts and other offering expenses were used to partially fund the acquisition at closing and to reduce borrowings under the Acquisition Facility.

O.            Represents the elimination of the historical shareholders’ equity of TravelCenters.

P.              Represents the spin off of TA to HPT’s shareholders. In the spin off, TA retained cash and net working capital of $200,000, certain real and personal property and the operating business assets of TravelCenters, including identifiable intangible assets of $20,500 and goodwill of $8,844.

Q.            After completion of the spin off HPT began to lease the TravelCenters real estate to TA under the terms of a long term lease as more fully described elsewhere in the TravelCenters Current Report. The terms of the lease require TA to make minimum rent payments that have scheduled increases during the term.

Minimum rent (cash)	$153,500
Required straight line adjustment	17,219

$170,719

R.             Represents elimination of the historical operating results of the TravelCenters business transferred to TA in the spin off.

S.            Represents the elimination of TravelCenters’ historical interest expense and the recognition of interest expense to reflect the effect of HPT’s issuance of $575,000 of convertible senior notes and $300,000 of senior notes described in Notes J and K. In connection with HPT’s acquisition, all of TravelCenters’ debt was extinguished.

Elimination of historical interest expense	$(46,232)
Addition of interest on 3.8% convertible senior notes	21,850
Addition of interest on 5.625% senior notes	16,875
Addition of amortization of deferred finance fees and discount	928

$(6,579)

T.             Represents the elimination of TravelCenters’ historical depreciation and amortization expense and the recognition of depreciation and amortization expense to reflect the effect of the TravelCenters real estate and intangible assets retained by HPT on depreciation and amortization expense. Depreciation and amortization expense is calculated on a straight line basis over the estimated useful lives of the buildings, improvements and equipment and intangible assets of 7 to 40 years.

Elimination of historical depreciation and amortization expense	$(71,856)
Addition of depreciation and amortization expense	53,628

$(18,228)

U.            Represents the elimination of historical general and administrative expense of the TravelCenters business transferred to TA and the expected increase in HPT’s general and administrative expense under its management contract as a result of the acquisition of TravelCenters.

Elimination of historical general and administrative expense	$(61,347)
Addition of general and administrative expense	8,496

$(52,851)

V.             Represents the effect of HPT’s issuance of 12,700,000 7% Series C cumulative redeemable preferred shares described in Note M.